Exhibit 10

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO
THOMAS & BETTS CORPORATION NONEMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

     A NONQUALIFIED STOCK OPTION is hereby granted, as of the date of grant set forth in the attached Notice of Grant of Stock Option (the “Date of Grant”), to the director identified in the attached Notice of Grant of Stock Option (the “Optionee”) to purchase the number of shares of Common Stock, par value $.10 per share, of Thomas & Betts Corporation, a Tennessee corporation (the “Corporation”), set forth in the Notice of Grant of Stock Option. Such Option is in all respects subject to the terms, definitions and provisions of the Thomas & Betts Corporation Nonemployee Directors Equity Compensation Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference.

1. Option Price

     The Option price for each share is set forth in the attached Notice of Grant of Stock Option (being one hundred percent (100%) of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option).

2. Exercise of Option

     This Option shall be exercisable in accordance with provisions of Section 9 of the Plan as follows:

(i) Schedule of Rights to Exercise

     This Option shall become fully exercisable on the business day before the first annual meeting of the Corporation’s shareholders which follows the Date of Grant. If the Optionee’s service as a director of the Corporation terminates prior to the date on which this Option is scheduled to become exercisable, this Option shall not become exercisable, except as otherwise provided in the Plan.

(ii) Method of Exercise

     This Option, to the extent that it is exercisable, may be exercised by giving written notice to the Corporate Human Resources Department or other designated person of the Corporation at its principal office, or a designated broker, no later than the expiration date of the option; provided, however, that this Option may not be exercised for fewer than the lesser of 50 shares of Common Stock or the full number of shares for which this Option is then exercisable. Such notice shall include a statement of the number of shares with respect to which this Option is being exercised and the exercise date, and, in the case of exercise through the Corporation, shall be accompanied by full tender of the purchase price payable in cash.

(iii) Restrictions on Exercise

     This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

3. Transferability of Option

     This Option may not be transferred by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee, or by a duly appointed legal representative, unless otherwise determined by the Committee.

4. Term of Option

     This Option may not be exercised more than ten (10) years from the Date of Grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Option. As set forth in the Plan, this Option may terminate prior to the scheduled expiration date in the event the Optionee’s service as a director of the Corporation terminates prior to the scheduled expiration date (for example, as early as 60 days after the Optionee ceases to be a director for a reason other than retirement in accordance with the Board policy, disability or death).

5. Successors

     The terms of this Option shall be binding upon the heirs, personal representatives and successors of the Optionee and upon the Corporation and its successors and assigns.

6. Governing Law

     This Option shall be construed and enforced in accordance with the laws of the State of Tennessee (without regard to principles of conflicts of laws), except to the extent such laws are preempted by federal law.